EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168877, 333-167327, 333-166062 and 333-175992) and Form S-3 (No. 333-186048) of Pernix Therapeutics Holdings, Inc. of our report dated October 8, 2014, relating to the Statement of Assets Acquired of the Treximet ® Product Line of Glaxo Group Ltd,  which is included in the Current Report on Form-8K/A of Pernix Therapeutics Holdings, Inc. dated August 19, 2014.

/s/ Cherry Bekaert LLP

Atlanta, Georgia
October 8, 2014